UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 2, 2016, City Office REIT, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, City Office REIT Operating Partnership, L.P., in a joint venture (the “Joint Venture”) with Tampa Street Feldman Tower, LLC, a Florida limited liability company (“Feldman”), closed on the acquisition of Park Tower, an approximately 473,000 square foot tower located in Tampa, Florida, for $79.8 million, exclusive of closing costs. The Company expects to acquire an approximately 95% interest in the Joint Venture, with the remaining interest acquired by Feldman, upon the closing of financing-related transactions for the Joint Venture. Park Tower was previously owned by PT Associates L.P.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for Park Tower will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b)	Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of Park Tower will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: November 8, 2016	By:	/s/ James Farrar
Name: James Farrar
Title: Chief Executive Officer